Exhibit 99.1

Sportsman's Warehouse Holdings, Inc. Announces Strong

First Quarter 2022 Financial Results

-Amends credit agreement to provide for $350 million of maximum borrowing capacity

WEST JORDAN, Utah, May 31, 2022--Sportsman's Warehouse Holdings, Inc. ("Sportsman's Warehouse" or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen weeks ended April 30, 2022.

“Our first quarter results were highlighted by strong performances in our hunting and shooting sports, apparel, and footwear categories,” said Jon Barker, Sportsman’s Warehouse Chief Executive Officer. “The in-stock levels for ammunition continue to improve, driving traffic both on-line and in our stores. We added three new stores to our fleet during the quarter, and just last week celebrated the grand opening of our new spike camp store in Riverton, Wyoming. This now brings the total number of stores in our fleet to 126 across the U.S.”

Mr. Barker continued, “We continue to closely monitor the impact of the current macro-economic environment on consumer behavior. Our broad assortment across multiple categories of product provides us with the ability to serve the changing needs of the consumer. With our position as the value-price leader in our industry, and with our growing omni-channel presence, we remain confident in our ability to serve the customer who is seeking the brands and equipment needed to enjoy the outdoors.”

For the thirteen weeks ended April 30, 2022:

●	Net sales were $309.5 million, a decrease of 5.3%, compared to $327.0 million in the first quarter of fiscal year 2021. The net sales decrease was primarily due to lower sales demand across all product categories as we anniversaried the increased demand during the first fiscal quarter of 2021 driven by the COVID-19 economic stimulus package (the American Rescue Plan) and social unrest. This increase was partially offset by the addition of 13 new stores since May 1, 2021, which contributed $20.0 million in revenue to the current quarter.

●	Same store sales decreased 11.6% during the first quarter of 2022, compared to the first quarter of 2021. This was primarily driven by a decrease in demand across all product categories due to the tough year-over-year comparison as described above.

●	Gross profit was $99.1 million or 32.0% of net sales, compared to $104.0 million or 31.8% of net sales in the comparable prior year period. The 20-basis point improvement as a percentage of net sales can be attributed to favorable product sales mix and higher product margins, partially offset by higher overall transportation costs.

●	Selling, general and administrative (SG&A) expenses increased to $96.1 million, an increase of 6.3%, compared to $90.4 million in the first quarter of fiscal year 2021. This increase was the result of a return to pre-pandemic levels of marketing and travel activities, the timing of new store openings, and higher depreciation, payroll and rent expense.

●	Net income was $2.0 million, compared to net income of $10.5 million in the first quarter of 2021. Adjusted net income was $2.2 million compared to adjusted net income of $12.5 million in the first quarter of 2021 (see “GAAP and Non-GAAP Measures”).

●	Adjusted EBITDA was $12.9 million, compared to $23.5 million in the comparable prior year period (see "GAAP and Non-GAAP Measures").

●	Diluted earnings per share were $0.05 compared to diluted earnings per share of $0.23 in the comparable prior year period. Adjusted diluted earnings per share were $0.05 compared to adjusted diluted earnings per share of $0.28 for the comparable prior year period (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of April 30, 2022:

●	The Company ended the first quarter with net debt of $40.8 million, comprised of $98.5 million of borrowings outstanding under the Company’s revolving credit facility and $57.7 million of cash on hand.

●	Total liquidity was $168.2 million as of the end of the first quarter, comprised of $110.5 million of availability on the revolving credit facility, which does not give effect to the amended credit agreement entered into after the end of the first quarter, and $57.7 million of cash on hand.

Amended and Restated Credit Agreement:

On May 27, 2022, the Company and subsidiaries of the Company, each as borrowers or guarantors, amended and restated the Credit Agreement governing the revolving credit facility with a consortium of banks led by Wells Fargo (the “Amended Credit Agreement”).  The Amended Credit Agreement, among other things, increased the maximum borrowing capacity under the revolving credit facility from $250.0 million to $350.0 million, subject to a borrowing base calculation, extended the maturity date from May 23, 2023 to May 27, 2027 and replaced LIBOR with Term SOFR as the benchmark interest rate and made certain conforming changes related thereto.

“The increased capacity of our revolving credit facility is reflective of the growth and health of our business and gives us additional flexibility to execute on our growth initiatives,” said Jeff White, Chief Financial Officer of Sportsman’s Warehouse. “We appreciate the continued support from our lending partners as we further expand our business and grow our store footprint.”

Further information can be found in disclosure documents filed with the SEC and available at www.sportmans.com

Second Quarter 2022 Outlook:

For the second quarter of fiscal year 2022, net sales are expected to be in the range of $330 million to $350 million, anticipating that same store sales will be down 16% to 10% year-over-year. Adjusted diluted earnings per share for the quarter are expected to be in the range of $0.22 to $0.30.

Conference Call Information:

A conference call to discuss first quarter 2022 financial results is scheduled for May 31, 2022, at 5:00PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Information:

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted net income, adjusted diluted earnings per share and Adjusted EBITDA. We define adjusted net income as net income plus expenses incurred relating to costs incurred for the recruitment and hiring of key members of management, expenses incurred relating to the terminated merger with the Great Outdoors Group, LLC and recognized tax benefits, as applicable. We define adjusted diluted earnings per share as adjusted net income divided by diluted weighted average shares outstanding. We define Adjusted EBITDA as net income plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, expenses incurred relating to the terminated merger with the Great Outdoors Group, LLC, pre-opening expenses and costs incurred for the recruitment and hiring of key members of management.  The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our ability to have sufficient inventory of products in demand by our customers and our guidance for the second quarter of fiscal year 2022. Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to:  current and future government regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model; general economic, market and other conditions and changes in consumer spending; the Company’s concentration of stores in the Western United States; competition in the outdoor activities and specialty retail market; changes in consumer demands; the Company’s expansion into new markets and planned growth; the impact of COVID-19 on the Company’s operations; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 29, 2022 which was filed with the SEC on March 30, 2022, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contacts:

Riley Timmer

Vice President, Investor Relations & Corp. Development

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	For the Thirteen Weeks Ended

	April 30, 2022	% of net sales	May 1, 2021	% of net sales	YOY Variance
Net sales	$ 309,505	100.0%	$ 326,992	100.0%	($ 17,487)
Cost of goods sold	210,414	68.0%	222,945	68.2%	(12,531)
Gross profit	99,091	32.0%	104,047	31.8%	(4,956)

Operating expenses:
Selling, general and administrative expenses	96,085	31.0%	90,419	27.7%	5,666
Income from operations	3,006	1.0%	13,628	4.1%	(10,622)
Interest expense	567	0.2%	226	0.1%	341
Income before income tax expense	2,439	0.8%	13,402	4.0%	(10,963)
Income tax expense	441	0.1%	2,952	0.9%	(2,511)
Net income	$ 1,998	0.7%	$ 10,450	3.1%	($ 8,452)

Earnings per share
Basic	$ 0.05		$ 0.24		($ 0.19)
Diluted	$ 0.05		$ 0.23		($ 0.19)

Weighted average shares outstanding
Basic	43,938		43,690		248
Diluted	44,221		44,514		(293)

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	April 30, 2022	January 29, 2022
Assets
Current assets:
Cash	$57,705	$57,018
Accounts receivable, net	1,254	1,937
Merchandise inventories	436,438	386,560
Prepaid expenses and other	20,878	21,955
Total current assets	516,275	467,470
Operating lease right of use asset	245,861	243,047
Property and equipment, net	133,871	128,304
Goodwill	1,496	1,496
Definite lived intangible assets, net	252	264
Total assets	$897,755	$840,581

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$100,618	$58,916
Accrued expenses	93,038	109,012
Operating lease liability, current	41,697	40,924
Income taxes payable	10,091	9,500
Revolving line of credit	98,505	66,054
Total current liabilities	343,949	284,406

Long-term liabilities:
Deferred income taxes	5,513	5,779
Operating lease liability, noncurrent	232,613	236,227
Total long-term liabilities	238,126	242,006
Total liabilities	582,075	526,412

Stockholders’ equity:
Common stock	441	439
Additional paid-in capital	90,362	90,851
Accumulated earnings	224,877	222,879
Total stockholders’ equity	315,680	314,169
Total liabilities and stockholders' equity	$897,755	$840,581

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	April 30, 2022	May 1, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,998	$10,450
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,387	5,767
Amortization of discount on debt and deferred financing fees	63	66
Amortization of Intangible assets	24	10
Noncash operating lease expense	3,535	1,386
Deferred income taxes	(266)	(56)
Stock based compensation	1,358	1,016
Change in assets and liabilities, net of amounts acquired:
Accounts receivable, net	683	7
Operating lease liabilities	(9,191)	(7,235)
Merchandise inventory	(49,878)	(43,643)
Prepaid expenses and other	1,014	(910)
Accounts payable	41,241	34,128
Accrued expenses	(15,402)	(7,951)
Income taxes payable and receivable	591	2,955
Net cash used in operating activities	(16,843)	(4,010)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net of amounts acquired	(12,001)	(5,615)
Net cash used in investing activities	(12,001)	(5,615)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on line of credit	32,451	-
(Decrease) Increase in book overdraft	(1,075)	6,088
Payment of withholdings on restricted stock units	(1,845)	(2,269)
Net cash provided by financing activities	29,531	3,819

Net change in cash	687	(5,806)
Cash at beginning of year	57,018	65,525
Cash at end of period	$57,705	$59,719

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP net income and GAAP dilutive earnings per share to adjusted net income and adjusted diluted earnings per share:

	For the Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
Numerator:
Net income	$1,998	$10,450
Acquisition costs (3)	-	2,845
Executive transition costs (4)	222	-
Less tax benefit	(57)	(767)
Adjusted net income	$2,163	$12,528

Denominator:
Diluted weighted average shares outstanding	44,221	44,514

Reconciliation of earnings per share:
Dilutive earnings per share	$0.05	$0.23
Impact of adjustments to numerator and denominator	-	0.05
Adjusted diluted earnings per share	$0.05	$0.28

Reconciliation of net income to adjusted EBITDA:
	For the Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
Net income	$1,998	$10,450
Interest expense	567	226
Income tax expense (benefit)	441	2,952
Depreciation and amortization	7,411	5,777
Stock-based compensation expense (1)	1,358	1,016
Pre-opening expenses (2)	951	195
Acquisition costs (3)	-	2,845
Executive transition costs (4)	222	-
Adjusted EBITDA	$12,948	$23,461

(1) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2019 Performance Incentive Plan and Employee Stock Purchase Plan.

(2) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

(3) For the 13 weeks ended May 1, 2021 includes $2.8 million of expenses incurred relating to the terminated merger with Great Outdoors Group.
(4) Expenses incurred relating to the recruitment and hiring of various key members of our senior management team. These events are not expected to be recurring.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of second quarter 2022 guidance:

Estimated Q2 '22
	Low	High
Numerator:
Net income (loss)	$ 9,590	$ 13,150
Executive transition costs (1)	$ 200	$ 200
Adjusted net income (loss)	$ 9,790	$ 13,350
Denominator:
Diluted weighted average shares outstanding	44,500	44,500

Reconciliation of earnings per share:
Diluted earnings (loss) per share	$ 0.22	$ 0.30
Impact of adjustments to numerator and denominator	-	-
Adjusted diluted earnings (loss) per share	$ 0.22	$ 0.30

(1) Expenses incurred relating to the recruitment and hiring of various key members of our senior management team. These events are not expected to be recurring.